UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No.)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 22, 2021 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado (Address of principal executive offices)		80538 (Zip Code)

Registrant's telephone number, including area code		(970) 493-7272

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On November 22, 2021, Heska Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The following is a summary of the matter voted on at the Special Meeting based on the report of the voting results by the independent inspector of elections. The definitive proxy statement related to the Special Meeting that was filed by the Company with the Securities and Exchange Commission under cover of Schedule 14A (File No. 000-22427) on October 13, 2021 (the “Proxy Statement”) contains a description of the following proposal considered at the Special Meeting, which was approved by the Company’s stockholders as set forth below:

Certificate of Amendment

The Company’s stockholders approved the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, in the form attached to the Proxy Statement as Appendix A, to increase by 6,750,000 shares the number of authorized shares of each class of the Company’s Common Stock from 13,250,000 shares to 20,000,000 shares, as follows:

For	Against	Abstain	Broker Non-Votes
9,733,098	299,744	7,689	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: November 22, 2021	By: /s/ Christopher Sveen Christopher Sveen Executive Vice President, Chief Administrative Officer and General Counsel